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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported) July 1, 1999
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                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                    1-11831                     36-3700639
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(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


8111 North St. Louis, Skokie, Illinois                            60076
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)



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         ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On July 1, 1999, Sabratek Corporation, a Delaware corporation, consummated a transaction in which it acquired approximately 99% of the issued and outstanding capital stock of Unitron Medical Communications, Inc., a Florida corporation, which does business as MOON Communications in exchange for 542,926 shares of Sabratek common stock. Sabratek acquired the Unitron stock under the terms of an Option Agreement, dated as of January 22, 1999, by and among Sabratek, Unitron and those Unitron shareholders who executed the Option Agreement.

         Under the terms of the Option Agreement and a separate Escrow Agreement, 532,195 shares of Sabratek's common stock were delivered directly to the former Unitron shareholders and 10,731 shares of Sabratek's common stock were delivered in escrow to Michael T. Cronin of Johnson Blakely Pope Bokor Ruppel & Burns, P.A., who is acting as escrow agent under the Escrow Agreement. The purpose of the escrow is to secure payment of any amounts to which Sabratek may be entitled in the event it is determined that Unitron breached any of its representations and warranties contained in the Option Agreement. In connection with the transaction, Sabratek also entered into a Registration Rights Agreement in which Sabratek agreed to file a registration statement registering the resale by the former Unitron shareholders of all 542,926 shares of Sabratek common stock issued to them.

         Sabratek may attempt to acquire shares of Unitron's capital stock it did not acquire through the exercise of its option on terms substantially similar to those contained in the Option Agreement. Sabratek anticipates that it will be required to issue less than 10,000 additional shares of its common stock to acquire all of the Unitron capital stock it does not already own and intends to register the resale of any additional shares of its common stock which it issues in such acquisitions.

          Prior to Sabratek's acquisition of Unitron, the companies were associated through several agreements. In July, 1997, Unitron granted Sabratek a fifteen-year technology license for use of Unitron's continuous, real-time patient monitoring and reporting software for which Sabratek paid Unitron $7 million. In January, 1998, Sabratek acquired rights to access Unitron's customer database. In addition, Sabratek provided consulting services to Unitron under a Marketing and Clinical Support Agreement, dated as of January 1, 1998. Further, in October, 1998, Sabratek entered into a Standby Senior Credit Facility with Unitron whereby Sabratek may lend up to $10 million to Unitron.

         (b) As part of its acquisition of Unitron, Sabratek acquired (i) office space subject to existing leases, (ii) furniture, (iii) fixtures, (iv) equipment and (v) rights to intellectual property (together, the "Property"). Sabratek intends to use the Property for the same purposes and in the same manner as it was used by Unitron prior to this acquisition.

         A copy of the Option Agreement is filed with this report as Exhibit
10.54 and the description set forth above is qualified in its entirety by reference to the complete terms and conditions contained in the Option Agreement.


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         (c) EXHIBITS

         4.5 Registration Rights Agreement, dated as of January 22, 1999, by and among Sabratek Corporation and the holders of common stock, options and warrants issued by Unitron Medical Communications, Inc

         10.54 Option Agreement, dated as of January 22, 1999, by and among Sabratek Corporation, Unitron Medical Communications, Inc. and the holders of all of the common stock, options and warrants issued by Unitron Medical Communications, Inc. (Sabratek hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit, all of which are listed in the table of contents to the Option Agreement.)


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 16, 1999                         By:      \s\ Stephen L. Holden
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                                                  Stephen L. Holden, President



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